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                                                                Exhibit 5.1



                                                                August 19, 1997



Micro Warehouse, Inc.
535 Connecticut Avenue
Norwalk, Connecticut  06854



Ladies and Gentlemen:

    I have acted as counsel to Micro Warehouse, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 additional shares of common stock of the Company, par value $.01 per share (the "Shares"). The Shares are being registered for issuance by the Company in connection with two amendments to the 1994 Stock Option Plan (the "Plan") increasing the aggregate number of shares available for grants under the Plan from 500,000 to 4,000,000.

    For purposes of this opinion, I have examined such matters of law and originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. I have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. I have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material factual matters contained therein which were not independently established.

    Based on the foregoing, it is my opinion that, subject to effectiveness with the Securities and Exchange Commission and to registration or qualification under the securities laws of the states in which Shares may be sold, the Shares are duly authorized and, upon the sale and issuance thereof in the manner referred to in the Registration Statement and in the Plan, and upon payment therefor, will be validly issued, fully paid and nonassessable.

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Micro Warehouse, Inc.
August 19, 1997
Page 2



    I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,

                             /s/ Bruce L. Lev

                             Bruce L. Lev, Esq.
                             Vice President and General Counsel